Execution Copy

SECURITIES ACCOUNT CONTROL AGREEMENT

(Toyota Auto Receivables 2013-A Owner Trust Reserve Account)

This Securities Account Control Agreement (the “Agreement”) is dated as of April 17, 2013 and entered into between Toyota Auto Finance Receivables LLC (the “Pledgor”), a Delaware limited liability company, Deutsche Bank Trust Company Americas, in its capacity as Indenture Trustee on behalf of the holders of the Notes referred to below (in such capacity, the “Indenture Trustee,” also referred to herein as the “Secured Party”) under the Indenture (the “Indenture”), dated as of April 17, 2013, between Toyota Auto Receivables 2013-A Owner Trust, a statutory trust formed pursuant to the laws of the State of Delaware (the “Issuer”), and Deutsche Bank Trust Company Americas, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement dated as of April 17, 2013, between the Issuer, Toyota Auto Finance Receivables LLC, as seller, and Toyota Motor Credit Corporation (“TMCC”), as servicer (the “Sale and Servicing Agreement”).

PRELIMINARY STATEMENTS

A.           Trust Agreement.  The Issuer was formed as a Delaware statutory trust pursuant to the Trust Agreement, dated as of July 24, 2012, as the same has been amended and restated by the Amended and Restated Trust Agreement, dated as of April 17, 2013 (the “Trust Agreement”), by and between Toyota Auto Finance Receivables LLC and Wells Fargo Delaware Trust Company, National Association, as owner trustee (in such capacity and not individually, the “Owner Trustee”).

B.           Administration Agreement.  Concurrently herewith, the Issuer, the Indenture Trustee and TMCC have entered into the Administration Agreement pursuant to which TMCC will perform certain administrative tasks on behalf of the Indenture Trustee and the Issuer (when acting in such capacity, TMCC is referred to herein as the “Administrator”).

C.           Indenture.  Concurrently herewith, the Issuer and Indenture Trustee have entered into the Indenture pursuant to which the Issuer will issue asset-backed notes (the “Notes”) in the principal amounts and for purposes specified therein.

D.           Intention.  The Pledgor intends to establish the Reserve Account, as described in Section 5.07 of the Sale and Servicing Agreement, and intends to pledge to and to grant “control” thereof (as such term is defined in the Uniform Commercial Code as in effect on the date hereof in New York (the “UCC”)) to the Indenture Trustee (as Secured Party) pursuant to the terms of this Agreement.  It is the intention of the parties hereto that the Securities Intermediary be bound to the terms of this Agreement and be obligated to perform the duties of the Securities Intermediary described herein.

NOW, THEREFORE, in consideration of the premises herein contained and in order to induce the Issuer and Indenture Trustee to execute and deliver the Indenture, to induce the Issuer to purchase the Receivables in contemplation of issuing the Notes, to induce the Indenture Trustee to authenticate the Notes and for other good consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor, Securities Intermediary and Secured Party hereby agree as follows:

Section 1.   Definitions.

(a)           Specific Definitions.  The following terms used in this Agreement shall have the following meanings:

“Broker-Dealer” means a person registered as a broker or dealer under the Securities Exchange Act of 1934, as amended.

“Collateral” means (i) the Reserve Account, (ii) any amounts held from time to time in the Reserve Account, (iii) all Investments, including all Financial Assets, security entitlements, securities (whether certificated or uncertificated), instruments, accounts, general intangibles and deposits representing or evidencing any Investments, (iv) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or-all of the foregoing Collateral.

“Investments” means any Financial Assets credited to the Reserve Account, and any other property acquired by Securities Intermediary as securities intermediary hereunder in exchange for, with proceeds from or distributions on, or otherwise in respect of any Investments.

“Overnight Investments” means Investments of the kind described in clause (h) of the definition of “Eligible Investments.”

“Suspension Period” means any period (i) beginning promptly after receipt by Securities Intermediary of written notice from Secured Party, substantially in the form of the Prohibition Notice attached to this Agreement as Attachment 1, suspending Pledgor’s right to direct the investment of funds held for the credit of the Reserve Account, and (ii) ending promptly after receipt by Securities Intermediary of written notice from Secured Party, substantially in the form of the Rescission of Prohibition Notice attached to this Agreement as Attachment 2, rescinding the preceding Prohibition Notice.

(b)           General Provisions.  Unless otherwise defined herein or in the Sale and Servicing Agreement, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 2.    Establishment and Operation of Reserve Account.

(a)           Establishment of Reserve Account.  Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain in its corporate trust department, a segregated trust account that is an Eligible Deposit Account and that is a “securities account” as that term is defined in Section 8-501(a) of the UCC in the name of Secured Party and under the sole dominion and control of Secured Party, designated as “Toyota Auto Receivables 2013-A Owner Trust Reserve Account.” Securities Intermediary hereby undertakes to treat Secured Party as the person entitled to exercise the rights that comprise any Financial Asset credited to the Reserve Account.  Secured Party and Pledgor agree that this account shall be the Reserve Account.

(b)           Acknowledgement of Receipt of Investments.  Securities Intermediary acknowledges the transfer by, or on behalf of, Pledgor, and the acquisition by Securities Intermediary, of cash in the amount of the Reserve Account Initial Deposit for the credit of the Reserve Account.

(c)           Operations of the Reserve Account.  The Reserve Account shall be operated, and all Investments shall be acquired and registered or held (as applicable), in accordance with the terms of this Agreement.  No funds shall be withdrawn from or deposited into the Reserve Account, except as provided in the Indenture and the Sale and Servicing Agreement.  To the extent that the Indenture and the Sale and Servicing Agreement require payments into the Reserve Account, the provisions set forth herein shall govern.

(d)           Account Statements.  Securities Intermediary shall send Secured Party and Pledgor written account statements with respect to the Reserve Account not less frequently than monthly.  Reports or confirmation of the execution of orders and statements of account shall be conclusive if not objected to in writing within 30 days after delivery.

Section 3.    Mechanics of Deposits of Funds or Investments to the Reserve Account.

(a)           Transfers to the Reserve Account.  Any transfers of funds to the Reserve Account shall be made by wire transfer (or, if applicable, intra-bank transfer) of immediately available funds addressed as follows:

Deutsche Bank Trust Company Americas
ABA No.: 021001033
SWIFT: BKTRUS33
Acct Name:  CTAS Funds Control
Account #: 01419647
Ref: Toyota 2013-A Port TSR13A.2 Reserve AC

Transfers of Financial Assets to the Reserve Account shall be permitted by book-entry from securities accounts maintained with Securities Intermediary.

(b)           Notice of Transfers.  In the event of any transfer of funds or Financial Assets to the Reserve Account pursuant to any provision of Section 4, Secured Party, or Pledgor, as the case may be, shall promptly, after initiating or sending out written instructions with respect to such transfer, give notice to the other such party by facsimile of the date and amount of such transfer.

Section 4.    Eligible Investments and Transfers of Amounts in the Reserve Account.

(a)           Strict Compliance.  Funds or credit balances held by Securities Intermediary in the Reserve Account shall not be (i) invested or reinvested, (ii) sold or redeemed, or (iii) transferred from the Reserve Account, in either case except as provided in this Section 4.

(b)           Pledgor’s Right to Direct Investment.  Except during any Suspension Period, Securities Intermediary shall, (i) in accordance with Pledgor’s written Entitlement Orders given to Securities Intermediary from time to time, sell or redeem Investments, and apply amounts transferred to or held for the credit of the Reserve Account to make investments for credit to the Reserve Account, in Securities Intermediary’s name and as custodian under this Agreement, in Eligible Investments, or release such amounts to, or to the order of, Pledgor and (ii) on each Payment Date prior to the occurrence of an Event of Default that results in the acceleration of the Notes that has not been rescinded under the Indenture, release all income from the investment of funds in the Reserve Account from the security interest granted to the Indenture Trustee in this Agreement and pay such amounts to, or to the order of, the Pledgor.  During any Suspension Period and at any time after the occurrence of an Event of Default that results in the acceleration of the Notes which has not been rescinded under the Indenture, Pledgor’s right to direct such investments under this Section 4(b) shall be suspended, and Securities Intermediary shall not accept Entitlement Orders with respect to the Reserve Account from any person other than Secured Party; and any credit balances shall be invested and reinvested only as provided in Section 4(c).

(c)           Secured Party’s Right to Direct Investment.  During any Suspension Period and at any time after the occurrence of an Event of Default that results in the acceleration of the Notes which has not been rescinded under the Indenture, Securities Intermediary shall, in accordance with Secured Party’s written Entitlement Orders (which may be prepared and delivered by the Administrator acting in its capacity as such) given to Securities Intermediary from time to time, sell or redeem Investments, and apply amounts transferred to or held for the credit of the Reserve Account to make investments for credit to the Reserve Account, in Securities Intermediary’s name and as custodian under this Agreement, in Eligible Investments, or release such amounts to or to the order of the Secured Party.

(d)           Overnight Investments.  To the extent that, as of 12:00 noon, New York time on any Business Day, there are credit balances expected to remain after settlement of all pending transactions in the Reserve Account, unless otherwise instructed by Secured Party (or by Administrator acting in its capacity as such, or by Pledgor at all times other than during a Suspension Period or at any time after the occurrence of an Event of Default that results in the acceleration of the Notes which has not been rescinded under the Indenture), Securities Intermediary shall apply the expected credit balances to acquire Overnight Investments.  Any Overnight Investments shall be held for the credit of the Reserve Account from which the proceeds for acquisition was derived.

(e)           Actions of Securities Intermediary on Purchase of Investments.  Promptly upon the purchase, acquisition or transfer for credit of the Reserve Account of any Investment, Securities Intermediary shall take all steps that it customarily takes in the ordinary course of its business to ensure that such Investment is credited on its books to the Reserve Account.  Without limiting the generality of the foregoing, Securities Intermediary shall promptly (i) send to Pledgor and Secured Party a written confirmation of the acquisition of such Investment, and (ii) indicate by book entry in its records that such Investment has been credited to, and is held for the credit of, the Reserve Account.  Securities Intermediary agrees with Pledgor and Secured Party that any credit balances or property credited to, or held for the credit of, the Reserve Account shall be treated as “Financial Assets” as that term is defined in Section 8-102(a)(9)(iii) of the UCC.

(f)           Grant of Control.  Anything contained herein to the contrary notwithstanding, Securities Intermediary shall, if and as directed in writing by Secured Party, without the consent of Pledgor, whether during a Suspension Period or otherwise, (i) comply with Entitlement Orders originated by Secured Party with respect to the Reserve Account, and any Security Entitlements therein, (ii) transfer, sell or redeem any of the Collateral, (iii) transfer any or all of the Collateral to any account or accounts designated by Secured Party, including an account established in Secured Party’s name (whether at Secured Party or Securities Intermediary or otherwise), (iv) register title to any Collateral in any name specified by Secured Party consistent with the policies or practices of the applicable depository, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (v) otherwise deal with the Collateral as directed by Secured Party.  Nothing contained in this paragraph shall constitute a waiver by Pledgor of any rights or remedies it may have against Secured Party under this Agreement or any other agreement.

(g)           Deposit of Proceeds.  Subject to Section 4(b), any interest, cash dividends or other cash distributions received in respect of any Investments and the net proceeds of any sale or payment of any Investments shall be promptly credited to, and held for the credit of the Reserve Account, and any distribution of property other than cash in respect of any Investment shall be credited to, and held for the credit of, the Reserve Account.

(h)           Valuation of Collateral.  Securities Intermediary shall provide view only access to its systems to Secured Party for the purpose of communicating data as to the Reserve Account as of that date.

Section 5.    Grant of Security Interest in Reserve Account; Covenant Against Creation of other Interests.

(a)           Security Interest.  Pledgor hereby grants to the Indenture Trustee, for the benefit of the Holders of the Notes, all of the Pledgor’s right, title and interest in and to the Collateral, whether now or hereafter existing or in which the Pledgor now has or hereafter acquires an interest and wherever the same may be located.  Securities Intermediary hereby acknowledges the security interest granted by the Pledgor in favor of the Indenture Trustee, for the benefit of the Holders of the Notes, in the Collateral and acknowledges that, on each Payment Date (i) prior to the occurrence of an Event of Default that results in an acceleration of the Notes that has not been rescinded under the Indenture and (ii) for so long as a Suspension Period is not continuing on such Payment Date, all income from the investment of funds in the Reserve Account will be (i) released from the security interest granted to the Indenture Trustee in this Agreement and (ii) paid to, or to the order of, the Pledgor.

(b)           Acknowledgement of Securities Intermediary’s Role.  Securities Intermediary hereby further acknowledges that, during any Suspension Period, it holds the Reserve Account, and all Security Entitlements therein, as custodian for, for the benefit of, and subject to the control of, Secured Party.  During any Suspension Period, Securities Intermediary shall, by book entry or otherwise, indicate that the Reserve Account, and all Security Entitlements registered to or held therein, are subject to the control of Secured Party as provided in Sections 4(c) and 4(e).  Securities Intermediary hereby further acknowledges that, subject to Section 4(f), at all times other than during a Suspension Period, it shall hold the Reserve Account, and all Security Entitlements therein, as custodian for, for the benefit of, and subject to the direction of, Pledgor at all times other than during a Suspension Period, Securities Intermediary shall, by book entry or otherwise, indicate that the Reserve Account, and all Security Entitlements registered to or held therein, are subject to the direction of Pledgor as provided in Section 4(b).

(c)           Securities Intermediary Has No Notice of Adverse Claims.  Securities Intermediary represents and warrants that (i) it has no notice of any Adverse Claim against any of the Collateral other than the claim of Secured Party under this Agreement, the Sale and Servicing Agreement and the Indenture; and (ii) it is not party to any agreement other than this Agreement that governs its rights or duties, or limits or conflicts with the rights of Secured Party, including the exclusive right of Secured Party to control as provided in Section 4(f), with respect to the Reserve Account.

(d)           Securities Intermediary Shall Not Acknowledge Other Claims.  Securities Intermediary agrees that, except as expressly provided in this Agreement (including Sections 4(b)) or with the written consent of Secured Party, it shall not agree to or acknowledge (i) any right by any Person other than Secured Party to originate Entitlement Orders or control with respect to the Reserve Account; or (ii) any limitation on the right of Secured Party to originate Entitlement Orders with respect to or direct the transfer of any Investments or cash credited to the Reserve Account.

Section 6.    Securities Intermediary Maintenance of the Reserve Account.

(a)           Transactions Shall Comply With Rules.  The parties acknowledge that all transactions in Financial Assets under this Agreement shall be in accordance with the rules and customs of the exchange, market or clearing organization, if any, in which the transactions are executed or settled and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

(b)           Risk of Investments and Transactions.  It is not the intention of the parties that Securities Intermediary should bear any investment risk associated with Eligible Investments or Overnight Investments acquired for the credit of the Reserve Account in accordance with Section 4.  Any losses or gains realized on such Investments shall be charged or credited to the Reserve Account, as appropriate.  On committing to a transaction for the credit of the Reserve Account pursuant to an instruction permitted in accordance with Section 4, Securities Intermediary may, (i) pending settlement, block (A) the Investments to be sold or (B) credit balances sufficient to settle any acquisition, or the Investment the liquidation of which will yield funds sufficient to settle any acquisition and, (ii) at the time of settlement, deliver such Investments or funds in accordance with the rules, custom or practice of the particular market.

(c)           Use of Intermediaries and Nominees.  Securities Intermediary is authorized, subject to Secured Party’s written instructions, to register any Financial Assets acquired by Securities Intermediary pursuant to this Agreement in the name of Securities Intermediary or in the name of its nominee, or to cause such securities to be registered in the name of a Federal reserve bank or a recognized securities intermediary or clearing corporation, or any nominee thereof.  Securities Intermediary may at any time and from time to time appoint, and may at any time remove, any bank, trust company, clearing corporation, or Broker-Dealer as its agent to carry out such of the provisions of this Agreement.  The appointment or use of any intermediary, or the appointment of any such agent, shall not relieve Securities Intermediary of any responsibility or liability under this Agreement.

(d)           Corporate Actions.  Except as otherwise set forth herein, Pledgor and Secured Party agree that Securities Intermediary shall have no responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to any Financial Assets credited to or held for the credit of the Reserve Account (except based on written instructions originated by Pledgor or Secured Party), or for informing Pledgor or Secured Party with respect thereto, whether or not Securities Intermediary has, or is deemed to have, knowledge of any of the aforesaid.  Securities Intermediary is authorized to withdraw securities sold or otherwise disposed of, and to credit the Reserve Account with the proceeds thereof or make such other disposition thereof as may be directed in accordance with this Agreement.  Securities Intermediary is further authorized to collect all income and other payments which may become due on Financial Assets credited to the Reserve Account, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates.  It is understood and agreed by Pledgor and Secured Party that, although Securities Intermediary will use reasonable efforts to effect the transactions set forth in the preceding sentence, Securities Intermediary shall incur no liability for its failure to effect the same unless its failure is the result of negligence or willful misconduct.

(e)           Disclosure of Account Relationships.  Pledgor and Secured Party acknowledge that Securities Intermediary may be required to disclose to securities issuers the name, address and securities positions with respect to Financial Assets credited to the Reserve Account, and hereby consent to such disclosures.

(f)           Forwarding of Documents.  Securities Intermediary shall forward to Pledgor and, if requested, Secured Party, or notify Pledgor and, if requested, Secured Party by telephone of, all written communications received by Securities Intermediary as owner of any Financial Assets credited to the Reserve Account and which are intended to be transmitted to the beneficial owner thereof.

(g)           Direction in Disputes.  Subject to Section 4(f), Pledgor, Securities Intermediary and Secured Party hereby agree that in the event any dispute arises with respect to the payment, ownership or right to possession of the Reserve Account or any other Collateral credited to or held therein Securities Intermediary shall take or refrain from taking such actions with respect to the Reserve Account as may be directed by (a) Secured Party during the Suspension Period and (b) Pledgor other than during the Suspension Period.

(h)           No Setoff, etc.  Securities Intermediary shall not exercise on its own behalf any claim, right of set-off, banker’s lien, clearing lien, counterclaim or similar right against any of the Collateral; provided that Securities Intermediary may deduct, from any credit balances, any usual and ordinary transaction and administration fees payable in connection with the administration and operation of the Reserve Account.  Except for claims for deductions permitted in the preceding sentence, Securities Intermediary agrees that any security interest it may have in the Reserve Account or any security entitlement carried therein shall be subordinate and junior to the interest of Secured Party.

(i)           Only Agreement.  This Agreement shall govern the actions, rights and obligations of Securities Intermediary, and shall determine the governing law, with respect to the Reserve Account and the Collateral notwithstanding any term or condition in any agreement other than this Agreement as it may be amended, supplemented or otherwise modified in writing.

(j)           Care of Financial Assets.  Securities Intermediary shall maintain possession or control of all Financial Assets credited to the Reserve Account by segregating such Financial Assets from its proprietary assets and keeping them free of any lien, charge or claim of any third party granted or created by Securities Intermediary.  Securities Intermediary shall take such other steps to ensure that Financial Assets credited to the Reserve Account are identified as being held for customers of Securities Intermediary as may be required under applicable law or in accordance with custom and practice in the industry.

(k)           Further Actions.  Pledgor and Securities Intermediary shall take such further actions as Secured Party shall reasonably request as being necessary or desirable to maintain or achieve perfection or priority of Secured Party’s security interest with respect to the Collateral and to permit Secured Party to exercise its rights with respect to the Collateral.

Section 7.    Limitations on Duties, and Exculpation and Indemnification, of Securities Intermediary.

(a)           Limitation on Duty of Care; Exculpation.  Securities Intermediary’s duties hereunder are only those specifically provided herein, and Securities Intermediary shall incur no liability whatsoever for any actions or omissions hereunder except for any such liability arising out of or in connection with Securities Intermediary’s negligence or willful misconduct.  Securities Intermediary has no obligation to ensure the sufficiency of this Agreement or the arrangements described hereunder to satisfy any objectives of Secured Party or Pledgor.  Securities Intermediary shall have no duty to supervise or to provide investment counseling or advice to Pledgor or Secured Party with respect to the purchase, sale, retention or other disposition of any Financial Assets held hereunder.  Except as specifically otherwise provided in this Agreement, Securities Intermediary shall not be responsible for enforcing compliance by the other parties to this Agreement with their respective duties and obligations to each other under this or any other Agreement.

(b)           Consultation with Counsel.  Securities Intermediary may consult with, and obtain, at the expense of Pledgor, advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.

(c)           Reasonable Reliance.  Securities Intermediary shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given (i) by Secured Party (or from the Administrator purporting to be acting in its capacity as such) with respect to any aspect of the operation of the Reserve Account (including any such instructions relating to any investment or transfer of any amounts held therein) or (ii) by Pledgor, to the extent provided in Section 4(b), with respect to the Reserve Account.

(d)           Expenditure of Funds.  No provision of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Resignation.  The Securities Intermediary may at any time resign by giving 30 days written notice of resignation to the Secured Party and the Pledgor; provided however that no such resignation of the  Securities Intermediary shall be effective until a successor Securities Intermediary has been appointed and is serving pursuant to the terms hereof.  Upon receiving notice of such resignation, the Pledgor shall promptly appoint a successor, and upon acceptance by the successor of such appointment, release the resigning Successor Intermediary from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the other parties hereto, the Securities Intermediary and the successor Securities Intermediary.  If no successor shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning Securities Intermediary may petition any court of competent jurisdiction on for the appointment of such successor.

(f)           Indemnity.  The Pledgor shall indemnify the Securities Intermediary and its officers, directors, employees an agents against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder not resulting from its own willful misconduct, negligence or bad faith.  The Securities Intermediary shall notify the Pledgor promptly of any claim for which it may seek indemnity.  Failure by the Securities Intermediary to so notify the Pledgor shall not relieve the Pledgor of its obligations hereunder.  The Pledgor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Securities Intermediary through the Securities Intermediary’s own willful misconduct, negligence or bad faith.  The provisions of this Section 7(f) shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Intermediary

Section 8.   Representations and Warranties By Securities Intermediary.  Securities Intermediary hereby represents and warrants to Pledgor and Secured Party as follows:

(a)           Corporate Power.  Securities Intermediary has all necessary corporate power and authority to enter into and perform this Agreement.

(b)           Execution Authorized.  The execution, delivery and performance of this Agreement by Securities Intermediary have been duly authorized by all necessary corporate action on the part of Securities Intermediary.

(c)           Securities Intermediary.  Securities Intermediary is a “securities intermediary” (as that term is defined in Section 8-102(a)(14) of the UCC) and is acting in such capacity with respect to the Reserve Account.  Securities Intermediary is not a “clearing corporation” (as that term is defined in Section 8-102(a)(5) of the UCC).

Section 9.   Termination.  All rights to the Reserve Account and all other Collateral registered to or held therein shall revert to Pledgor, upon Securities Intermediary’s receipt of written notice, signed by an authorized officer of Secured Party, that the Indenture has terminated.

Section 10.    Resignation and Removal of Securities Intermediary.

(a)           Removal.  Securities Intermediary may be removed at any time by written notice given by Secured Party to Securities Intermediary and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party and shall have accepted such appointment in writing.

(b)           Resignation.  Securities Intermediary may resign at any time by giving not less than thirty days’ written notice to Secured Party and Pledgor, but such .removal shall not become effective until a successor Securities Intermediary shall have, been appointed by Secured Party and shall have accepted such appointment in writing.  If an instrument of acceptance by a successor Securities Intermediary shall not have been delivered to the resigning Securities Intermediary within sixty days after the giving of any such notice of resignation, the resigning Securities Intermediary may, at the expense of Pledgor, petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary.

(c)           Successor Securities Intermediary.  Any successor Securities Intermediary shall be a bank or trust company, having capital and surplus of at least $50 million, located in the State of New York.

(d)           Process of Succession.  Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the resigning or removed Securities Intermediary shall transfer all items of Collateral held by it to such successor (which items of Collateral shall be transferred to new Reserve Account established and maintained by such successor).  Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor; provided that the provisions of Section 7 hereof shall continue to inure to the benefit of the resigning or removed Securities Intermediary with respect to any actions taken or omitted to be taken by it under this Agreement while it was Securities Intermediary hereunder.

Section 11.   Secured Party as Indenture Trustee.  Secured Party shall at all times be the same Person that is the Indenture Trustee under the Indenture.  Resignation or removal of the Indenture Trustee under the Indenture shall also constitute substitution of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as successor Indenture Trustee under the Indenture, that successor Indenture Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all items of Collateral held by Secured Party, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this

Agreement, and (ii) execute and deliver to such successor Secured Party such documents and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligation’s under this Agreement.

Section 12.   Choice of Law.  Both this Agreement and the Reserve Account shall be governed by the laws of the State of New York (regardless of its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York)).  Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Reserve Account and Securities Entitlements related thereto shall be governed by the laws of the State of New York.

Section 13.   Amendments.  This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Pledgor, the Indenture Trustee and the Securities Intermediary, and without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, that either (i) an Officer’s Certificate shall have been delivered by the Servicer to the Indenture Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any Noteholder or (ii) the Rating Agency Condition has been satisfied in respect of such proposed amendment.

This Agreement may also be amended from time to time by the Pledgor, the Indenture Trustee and the Securities Intermediary and, if the interests of the Noteholders are materially and adversely affected, with the consent of the Holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Class of Notes, acting together as a single Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders under this Agreement.

No amendment otherwise permitted under this Section 13 may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions required to be made for the benefit of any Noteholders or Certificateholders without the consent of all Noteholders and Certificateholders adversely affected thereby, or (y) reduce the percentage of the Notes or Certificates which are required to consent to any such amendment without the consent of the Noteholders and Certficateholders adversely affected thereby; provided, that any amendment referred to in clause (x) or (y) above shall be deemed to not adversely affect any Noteholder if the Rating Agency Condition has been satisfied in respect of such proposed amendment.  No amendment referred to in clause (x) in the immediately preceding sentence shall be permitted unless an Officer’s Certificate shall have been delivered by the Servicer to the Indenture Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder whose consent was not obtained.

Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder and the Administrator and the Administrator shall provide such notification to each of the Rating Agencies.

It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

Section 14.   Tax Reporting.  All items of income, gain, expense and loss recognized in the Securities Accounts shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Pledgor.

Section 15.   Compensation.  Pledgor shall pay to the Securities Intermediary from time to time reasonable compensation for its services hereunder.  Pledgor shall reimburse the Securities Intermediary upon request for all reasonable disbursements, expenses and advances incurred or made by it.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Securities Intermediary’s agents and counsel.

Section 16.   Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors.

Section 17.   Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:
Toyota Auto Finance Receivables LLC
19851 Western Avenue NF 10
Torrance, California 90501
Attention:  Treasury Operations Department
Fax: (310) 381-7739
With a copy by electronic mail to: TFS_TREASURY_Operations@toyota.com

With a copy to: Toyota Auto Finance Receivables LLC 19851 Western Avenue EF 12 Torrance, California 90501 Attention: Legal Department Fax: (310) 381-7739
Secured Party:
Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
Mail Stop NYC60-2606
New York, NY 10005
Attention: Asset Backed Securities Unit – Toyota Auto Receivables 2013-A Owner Trust
Fax: (212) 553-2459

With a copy to:
Mark DiGiacomo, CCTS
Assistant Vice President
Deutsche Bank National Trust Company
Alternative Structured Finance Services
100 Plaza One, 6th Floor
Jersey City, NJ 07311-3901
MS: JCY03-0699

Securities Intermediary:
Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
Mail Stop NYC60-2606
New York, NY 10005
Attention: Asset Backed Securities Unit – Toyota Auto Receivables 2013-A Owner Trust
Fax: (212) 553-2459

With a copy to:
Mark DiGiacomo, CCTS
Assistant Vice President
Deutsche Bank National Trust Company
Alternative Structured Finance Services
100 Plaza One, 6th Floor
Jersey City, NJ 07311-3901
MS: JCY03-0699

Any party may change its address for notices in the manner set forth above.

Section 18.   Counterparts.  This Agreement may be executed in any manner of counterparts, all of which shall constitute in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement, by signing and delivering one or more counterparts.

Section 19.   No Petition.  Each of the parties hereto, by entering into this Agreement, hereby covenants and agrees that it shall not at any time acquiesce, petition or otherwise invoke or cause the Issuer or the Pledgor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Pledgor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Pledgor, as the case may be, or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Pledgor, in connection with any obligations relating to the Notes, the Certificates, this Agreement or any of the Basic Documents prior to the date that is one year and one day after the date on which the Indenture is terminated.  This Section 19 shall survive the termination of this Agreement and the termination of the Securities Intermediary under this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

TOYOTA AUTO FINANCE RECEIVABLES LLC

By:    /s/ Wei Shi
          Name:  Wei Shi
          Title:    President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Securities Intermediary

By:    /s/ Mark DiGiacomo
          Name:   Mark DiGiacomo
          Title:     Vice President

By:    /s/ Jennifer Freda
          Name:   Jennifer Freda
          Title:     Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:    /s/ Mark DiGiacomo
          Name:   Mark DiGiacomo
          Title:     Vice President

By:    /s/ Jennifer Freda
          Name:   Jennifer Freda
          Title:     Associate

Attachment 1
FORM OF PROHIBITION NOTICE
Date:

Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
Mail Stop NYC60-2606
New York, NY 10005
Attn:  Asset Backed Securities Unit – Toyota Auto Receivables 2013-A Owner Trust
Fax:  (212) 553-2459

Toyota Auto Finance Receivables LLC
19851 Western Avenue NF 10
Torrance, California 90501
Attention:  Treasury Operations Department

Toyota Auto Finance Receivables LLC
19851 Western Avenue EF 12
Torrance, California 90501
Attention:  Legal Department

   Re:    Prohibition Notice:  Toyota Auto Receivables 2013-A Owner Trust - Reserve Account

Ladies and Gentlemen:

Pursuant to the Securities Account Control Agreement (the “Agreement”) dated as of April 17, 2013 and entered into between Toyota Auto Finance Receivables LLC, Deutsche Bank Trust Company Americas, in its capacity as Indenture Trustee, and Deutsche Bank Trust Company Americas, in its capacity as Securities Intermediary, we hereby give you this Prohibition Notice and notify you of the commencement of a Suspension Period.  Until further notice from the undersigned substantially in the form of Attachment 2 to the Agreement, the Securities Intermediary shall not accept or follow instructions from Pledgor pursuant to Section 4(b) of the Agreement.

Capitalized terms used and not otherwise defined in this notice are used with their respective meanings in the Agreement.

Yours truly, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee and Secured Party By: ________________________________________ Its: ________________________________________

Attachment 2
FORM OF RESCISSION OF PROHIBITION NOTICE
Date:

Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
Mail Stop NYC60-2606
New York, NY 10005
Attn:  Asset Backed Securities Unit – Toyota Auto Receivables 2013-A Owner Trust
Fax:  (212) 553-2459

Toyota Auto Finance Receivables LLC
19851 Western Avenue NF 10
Torrance, California 90501
Attention:  Treasury Operations Department

Toyota Auto Finance Receivables LLC
19851 Western Avenue EF 12
Torrance, California 90501
Attention:  Legal Department

Re: Rescission of Prohibition Notice:  Toyota Auto Receivables 2013-A Owner Trust - Reserve Account

Ladies and Gentlemen:

Pursuant to the Securities Account Control Agreement (the “Agreement”) dated as of April 17, 2013, and entered into between Toyota Auto Finance Receivables LLC, Deutsche Bank Trust Company Americas, in its capacity as Indenture Trustee, and Deutsche Bank Trust Company Americas, in its capacity as Securities Intermediary, we hereby notify you of the rescission by Secured Party of the Prohibition Notice dated               , 20__ and the end of the related Suspension Period.  You are hereby instructed that you shall accept and follow written instructions from Pledgor pursuant to Section 4(b) of the Agreement.

Capitalized terms used and not otherwise defined in this notice are used with their respective meanings in the Agreement.

Yours truly, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee and Secured Party By: ________________________________________ Its: ________________________________________